EXHIBIT 10(e)(29)

Name: PARTICIPANT NAME
Company Name: XEROX CORPORATION
Award Summary			Plan Name: Restricted Stock Plan

Awarded < enter # of shares> RSU of XRX Stock on <enter date>

Participant	<name>	Vesting Schedule

Stock Symbol	XRX	Vest Date	Vest Quantity
		<vesting date>	<# of shares>
Award Date	<date>

Awarded	< # of shares>

Award Type	RSU

Award Description	Restricted Stock Unit